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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference of our firm under the caption "Experts" and to the incorporation by reference of our report dated August 5, 1997 (except for Note 5, as to which the date is September 24, 1997) with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Commerce Center for the year ended May 31, 1997 in the Registration Statement on Form S-3 of American Industrial Properties REIT.


                 /s/ EASLEY, ENDRES, PARKHILL & BRACKENDORFF, P.C. Easley, Endres, Parkhill & Brackendorff, P.C.


Houston, Texas
February 16, 1998